Exhibit 23.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ---------------------------------------------------

      We have issued our report dated September 13, 2000 accompanying the financial statements of DataWorld Solutions, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP

Melville, New York
November 30, 2000